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                                                                       EXHIBIT 5

                          MORGAN, LEWIS & BOCKIUS LLP
                               COUNSELORS AT LAW
                                101 PARK AVENUE
                            NEW YORK, NY 10178-0060
                                  212-309-6000
                               FAX: 212-309-6273

                                                                October 30, 1996

PXRE Corporation
399 Thornall Street
14th Floor
Edison, New Jersey 08837

            Re: PXRE Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to PXRE Corporation, a Delaware corporation ('PXRE'), in connection with the Registration Statement on Form S-4 of PXRE, as amended to date (the 'Registration Statement'), filed with the Securities and Exchange Commission (the 'Commission') under the Securities Act of 1933, as amended (the 'Securities Act'), relating to the proposed issuance of shares of Common Stock, par value $.01 per share, of PXRE ('PXRE Common Stock') in connection with the Agreement and Plan of Merger dated as of August 22, 1996, as amended (the 'Merger Agreement'), between PXRE and Transnational Re Corporation, a Delaware corporation ('Transnational'), pursuant to which, among other things, Transnational will be merged with and into PXRE (the 'Merger') and each outstanding share of Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of Transnational will be converted into the right to receive 1.0575 shares of PXRE Common Stock (in the aggregate, the 'Shares'), all as more fully described in the Registration Statement. The Registration Statement includes a proxy statement/prospectus (the 'Joint Proxy Statement/Prospectus') to be furnished to the stockholders of PXRE and Transnational in connection with seeking their approval of the Merger Agreement.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including without limitation, (i) the Registration Statement (including the Joint Proxy Statement/Prospectus); (ii) the Restated Certificate of Incorporation of PXRE, as amended to date; (iii) the By-Laws of PXRE, as amended to date; (iv) the Merger Agreement; (v) certain resolutions of the Board of Directors of PXRE relating to the transactions contemplated by the Merger Agreement; (vi) a specimen certificate evidencing the PXRE Common Stock; and (vii) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than PXRE we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which

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we  have  not  independently  established  or  verified,  we  have  relied  upon statements and representations of officers and other representatives of PXRE and others.

     For purposes of this opinion, we have assumed that prior to the issuance of any of the Shares, (i) the Registration Statement, as finally amended, becomes effective; (ii) the stockholders of PXRE approve the Merger Agreement (including the issuance of the Shares); (iii) the stockholders of Transnational approve the Merger Agreement; (iv) the Certificate of Merger which will give effect to the Merger is properly filed with the Secretary of State of the State of Delaware; and (v) the transactions contemplated by the Merger Agreement are consummated.

     Based upon and subject to the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized and the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the federal law of the United States and the Delaware General Corporation Law.

                                          Very truly yours,

                                          MORGAN, LEWIS & BOCKIUS LLP

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